                                                                      Exhibit 12

AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                   Years Ended December 31,
                                                                -----------------------------------------------------------
(Millions)                                                          1999        1998            1997        1996       1995
---------------------------------------------------------------------------------------------------------------------------
Pretax income from
  continuing operations                                         $1,224.2    $1,408.3        $1,511.2      $338.7     $726.2

Add back fixed charges                                             399.5       358.5           321.9       245.1      187.0
Minority interest                                                   17.5        10.7            14.7        16.4       16.1
---------------------------------------------------------------------------------------------------------------------------

  Income as adjusted                                            $1,641.2    $1,777.5        $1,847.8      $600.2     $929.3
===========================================================================================================================

Fixed charges:
  Interest on indebtedness (1)                                  $  279.4    $  250.9        $  235.8      $168.3     $115.9
  Portion of rents representative
  of interest factor                                               120.1       107.6            86.1        76.8       71.1
---------------------------------------------------------------------------------------------------------------------------

Total fixed charges                                             $  399.5    $  358.5        $  321.9      $245.1     $187.0
===========================================================================================================================

Preferred stock dividend
  requirements                                                      52.1        92.2            92.4        41.1          -
---------------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
  and preferred stock dividend
  requirements                                                  $  451.6    $  450.7        $  414.3      $286.2     $187.0
===========================================================================================================================

Ratio of earnings to fixed
  charges                                                           4.11        4.96            5.74        2.45       4.97
===========================================================================================================================

Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                                                   3.63        3.94            4.46        2.10       4.97
===========================================================================================================================


(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 13 of Notes to Consolidated Financial Statements in the Company's 1999 Annual Report.)



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



                                                         Exhibit 12 (Continued)

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                   Years Ended
                                                                                   December 31,
                                                            ---------------------------------------------------------
(Millions)                                                       1999           1998           1997              1996
---------------------------------------------------------------------------------------------------------------------
Pretax income from continuing operations                     $1,017.3       $1,162.7       $1,505.2            $335.0

Add back fixed charges                                          396.5          354.3          318.1             243.8
Minority interest                                                17.2           10.8           15.7              16.4
---------------------------------------------------------------------------------------------------------------------

  Income as adjusted                                         $1,431.0       $1,527.8       $1,839.0            $595.2
=====================================================================================================================

Fixed charges:
  Interest on indebtedness (2)                               $  279.4       $  250.9       $  234.0            $168.3
  Portion of rents representative
  of interest factor                                            117.1          103.4           84.1              75.5
---------------------------------------------------------------------------------------------------------------------

  Total fixed charges                                        $  396.5       $  354.3       $  318.1            $243.8
=====================================================================================================================

  Preferred stock dividend requirements                             -              -              -                 -
---------------------------------------------------------------------------------------------------------------------

Total combined fixed charges and preferred
  stock dividend requirements                                $  396.5       $  354.3       $  318.1            $243.8
=====================================================================================================================

  Ratio of earnings to fixed charges                             3.61           4.31           5.78              2.44
=====================================================================================================================

  Ratio of earnings to combined fixed charges
    and preferred stock dividends                                3.61           4.31           5.78              2.44
=====================================================================================================================


(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 12 of Notes to Consolidated Financial Statements in the Company's 1999 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary.
    (See Note 13 of Notes to Consolidated Financial Statements in the Company's 1999 Annual Report.)





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